UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2009

PACIFIC ASIA PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52770	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Avenue
Hartsdale, New York 10530

(Address of principal executive offices) (Zip Code)

(914) 472-6070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On July 7, 2009, Pacific Asia Petroleum, Inc. (the “Company”) issued a press release announcing the entry by its China affiliate, Inner Mongolia Sunrise Petroleum Co. Ltd. (“Sunrise”), into a Letter of Intent with Handan Hua Ying Company Limited (“Handan”), relating to the acquisition of a 49% ownership interest in the Handan Chang Yuan Natural Gas Company, Ltd. (“HGC”) held by Handan.  HGC owns and operates gas distribution assets in and around Handan City in the Hebei Province of the People’s Republic of China.  Pursuant to the Letter of Intent, the Company will continue with its final legal and financial due diligence with a goal of entering into a final sale and purchase agreement before the end of the year, and will also enter into negotiations with HGC with the intent of creating a joint venture to operate and manage the HGC business. The Letter of Intent supplements the Letter of Intent entered into by the Company in November 2008 covering the same gas distribution assets.  A copy of the Company’s press release, dated July 7, 2009, announcing these matters is furnished herewith as Exhibit 99.1.

The information contained in Item 7.01 to this current report on form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 or exhibit 99.1 to this form 8-K shall not be deemed an admission as to the materiality of any information in Item 7.01 to this report on form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 7, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ASIA PETROLEUM, INC.
Dated: July 7, 2009	By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 7, 2009.